Exhibit 99.1

Ixia Announces First Quarter 2015 Results

CALABASAS, CA, May 5, 2015 — Ixia (Nasdaq: XXIA) today reported its financial results for the first quarter ended March 31, 2015.
Total revenue for the 2015 first quarter was $121.0 million, compared with $113.7 million reported for the 2014 first quarter and $127.2 million reported for the 2014 fourth quarter.
“We are very pleased with our first quarter financial results as revenue exceeded our guidance for the second consecutive quarter. Revenue for our visibility solutions grew 47 percent year-over-year and included a strong quarter from our largest service provider customer,” said Bethany Mayer, Ixia's president and chief executive officer. “From a market perspective, we added over 200 new enterprise customer accounts and continued to build momentum across the portfolio as customers turn to Ixia to enhance application performance and ensure security resilience.”
On a GAAP basis, the company recorded a net loss for the 2015 first quarter of $9.6 million, or $0.12 per diluted share, compared with a net loss of $19.5 million, or $0.25 per diluted share, for the 2014 first quarter. Non-GAAP net income for the 2015 first quarter was $9.7 million, or $0.12 per diluted share, compared with non-GAAP net income of $4.7 million, or $0.06 per diluted share, for the 2014 first quarter.
Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures for the 2015 and 2014 first quarters may be found in the attached financial tables.
Ixia ended the 2015 first quarter with approximately $196 million in cash, cash equivalents and investments, compared with $126 million at December 31, 2014. During the 2015 first quarter, Ixia generated $33.4 million in cash flow from operations and borrowed $40 million under its $100 million credit facility.
Conference Call and Webcast Information
Ixia will host a conference call today at 4:30 p.m. Eastern time for analysts and investors to discuss its 2015 first quarter results and its business outlook for the 2015 second quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of the company’s web site (http://www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 90 days.
Non-GAAP Financial Measures
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, the pending securities class action and shareholder derivative action against the company and certain of its current and former officers and directors as well as an ongoing SEC investigation, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, and not a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables.
Safe Harbor under the Private Securities Litigation Reform Act of 1995
Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s future business and opportunities. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential" or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: changes in the global economy and in market conditions; competition; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN), Network Functions Virtualization (NFV) and virtualized networks; our success in developing, producing and introducing new products and to keep pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; recent changes in management; and war, terrorism, political unrest, natural disasters, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
About Ixia
Ixia (Nasdaq: XXIA) provides application performance and security resilience solutions to validate, secure, and optimize businesses’ physical and virtual networks. Enterprises, service providers, network equipment manufacturers, and governments worldwide rely on Ixia’s solutions to deploy new technologies and achieve efficient, secure, ongoing operation of their networks. Ixia's powerful and versatile solutions, expert global support, and professional services enable organizations to exceed customer expectations and achieve better business outcomes. Learn more at www.ixiacom.com.
Financial Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the U.S. and other countries.

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$72,140	$46,394
Restricted cash	10,000	—
Marketable securities	33,740	79,760
Marketable securities, restricted	80,000	—
Accounts receivable, net of allowances of $694 and $1,011, as of March 31, 2015 and December 31, 2014, respectively	90,755	99,528
Inventories	36,811	44,826
Prepaid expenses and other current assets	48,180	47,077
Total current assets	371,626	317,585
Property and equipment, net	38,444	37,648
Intangible assets, net	134,411	145,108
Goodwill	338,873	338,873
Other assets	27,585	30,697
Total assets	$910,939	$869,911

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,178	$16,902
Accrued expenses and other	46,760	45,271
Deferred revenues	107,392	100,170
Convertible senior notes	200,000	200,000
Term loan	2,000	—
Total current liabilities	368,330	362,343
Deferred revenues	17,601	18,046
Other liabilities	9,812	8,431
Term loan	38,000	—
Total liabilities	433,743	388,820

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at March 31, 2015 and December 31, 2014; 78,866 and 78,575 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	188,048	187,397
Additional paid-in capital	211,908	206,913
Retained earnings	77,963	87,574
Accumulated other comprehensive loss	(723)	(793)
Total shareholders’ equity	477,196	481,091
Total liabilities and shareholders’ equity	$910,939	$869,911

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Products	$85,904	$81,165
Services	35,058	32,568
Total revenues	120,962	113,733
Costs and operating expenses:(1)
Cost of revenues – products (2)	24,051	25,411
Cost of revenues – services	4,516	3,948
Research and development	27,626	30,035
Sales and marketing	37,521	38,839
General and administrative	18,371	17,882
Amortization of intangible assets	10,923	12,635
Acquisition and other related	582	1,932
Restructuring	(210)	3,564
Total costs and operating expenses	123,380	134,246
Loss from operations	(2,418)	(20,513)
Interest income and other, net	(481)	337
Interest expense	(2,147)	(1,943)
Loss before income taxes	(5,046)	(22,119)
Income tax expense (benefit)	4,565	(2,647)
Net loss	$(9,611)	$(19,472)
Loss per share:
Basic	$(0.12)	$(0.25)
Diluted	$(0.12)	$(0.25)
Weighted average number of common and common equivalent shares outstanding:
Basic	78,706	76,951
Diluted	78,706	76,951

(1) Stock-based compensation included in:
Cost of revenues – products	$95	$48
Cost of revenues – services	36	18
Research and development	2,093	1,879
Sales and marketing	1,049	1,928
General and administrative	1,874	945

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technology of $6.4 million and $8.1 million for the three months ended March 31, 2015 and 2014, respectively, which is included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP net loss	$(9,611)	$(19,472)
Adjustments:
Stock-based compensation (a)	5,147	4,818
Amortization of intangible assets (b)	10,923	12,635
Acquisition and other related costs (c)	582	1,932
Restructuring (d)	(210)	3,564
Investigations, shareholder litigation and related matters (e)	2,688	5,157
Inventory adjustments (f)	—	1,393
Income tax effect (g)	191	(5,278)
Non-GAAP net income	$9,710	$4,749

GAAP diluted loss per share	$(0.12)	$(0.25)
Adjustments:
Stock-based compensation (a)	0.06	0.06
Amortization of intangible assets (b)	0.14	0.16
Acquisition and other related costs (c)	0.01	0.02
Restructuring (d)	—	0.05
Investigations, shareholder litigation and related matters (e)	0.03	0.07
Inventory adjustments (f)	—	0.02
Income tax effect (g)	—	(0.07)
Convertible senior notes (h)	—	—
Non-GAAP diluted earnings per share	$0.12	$0.06

Shares used in computing GAAP diluted earnings per common share	78,706	76,951
Effect of reconciling item (h)(i)	11,568	1,080
Shares used in computing non-GAAP diluted earnings per common share	90,274	78,031

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and for an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This reconciling item for the first quarter of 2014 represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(h)
This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as this was anti-dilutive for the equivalent GAAP earnings per share calculations.

(i)
This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.